UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 Entry into a Material Definitive Agreement

On August 13, 2020, Marathon Patent Group (the “Company”) entered into a a Long Term Purchase Contract with Bitmaintech PTE., LTD (“Bitmain”) for the purchase of 10,500 next generation Antminer S-19 Pro ASIC Miners. The purchase price per unit is $2,362.00 ($2,205.63 with a 6.62% discount) for a total purchase price of $24,801,000.00 (with a 6.62% discount for a discounted price of $23,159,173.80). The parties confirm that the total hashrate of the Antminers under this agreement shall not be less than 1,155,000.00TH/s.

The Company shall pay for the Antminers as follows:

(1)	Twenty percent (20%) of the total purchase price shall be paid as a nonrefundable down payment within forty-eight (48) hours of execution of the agreement.

(2)	The Company shall pay the twenty percent (20%) of the total purchase price prior to September 20, 2020.

(3)	The Company shall pay the ten percent (10%) of the total purchase price prior to October 10, 2020.

(4)	The Company shall pay the remaining fifty percent (50%) of the total purchase price in equal monthly installments due not less than fifty-five (55) days prior to the scheduled delivery of the Product(s) as follows:

a)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the first installment of products to be shipped to the Company in January 2021.

b)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the second installment of the products to be shipped to the Company in February 2021.

c)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the third installment of the products to be shipped to the Company in March 2021.

d)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the fourth installment of the products to be shipped to the Company in April 2021.

e)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the fifth installment of the products to be shipped to the Company in May 2021.

f)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the sixth installment of the products to be shipped to the Company in June 2021.

Subject to the timely payment of the purchase price, Bitmain shall deliver products according to the following schedule: 1,500 Units on or before January 31, 2021; and 1,800 units on or before each of February 28, 2021; March 31, 2021; April 30, 2021, May 31, 2021 and June 30, 2021.

The foregoing description of the material terms of the agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Current Report on Form 8-K as part of Item 9.01 hereof.

Item 9.01 EXHIBIT

99.1	Purchase Agreement and Invoice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2020

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer